Exhibit (99.2)

Media Contacts:

Louise Kehoe, Kodak, +1 585 802 1343, Louise.Kehoe@kodak.com

Nicholas Rangel, Kodak, +1 585-615-0549, Nicholas.Rangel@kodak.com

Richard Allen, +44  07801 669744 rcallenmarketing@gmail.com

Kodak announces strategic decision to retain PROSPER inkjet business

ROCHESTER, N.Y., April 7, 2017 – Eastman Kodak Company (NYSE: KODK) today announced it will retain its PROSPER inkjet business. The decision was made following in-depth management review of business operations and multiple discussions with prospective buyers.

“This is a pragmatic decision given the improvements in the business and the offers received,” said Jeff Clarke, Kodak Chief Executive Officer. “PROSPER performed well in 2016 with a 40 percent increase in annuity sales for the full year. We expect our Enterprise Inkjet Systems Division (EISD) to be profitable this year, including our next-generation ULTRASTREAM investment.”

Kodak will continue to invest in its ULTRASTREAM program and has entered into letters of intent with partners which will create new applications that drive market demand for the technology. Kodak will begin delivering ULTRASTREAM evaluation kits to 17 companies, including Fuji Kikai, GOSS China, Matti, Mitsubishi Heavy Industries Printing & Packaging Machinery (MHI-PPM) and Uteco, to explore the integration of ULTRASTREAM into their future printing solutions. Kodak expects products built on ULTRASTREAM technology to go to market in 2019.

“Kodak will continue to evaluate and act on opportunities to improve shareholder value through acquisitions, partnerships, and sales of businesses within its portfolio,” said Clarke.

” The sale process for PROSPER which we conducted over the past year was robust,” said David Bullwinkle, Kodak Chief Financial Officer. “We hired Sagent Advisors, which solicited interest from global organizations. Strong interest in the business and technology existed throughout the process. While we had multiple offers, the range of consideration did not reflect the value of the business today.”

Kodak will recast financial results to reclassify PROSPER into continuing operations of the company within the Enterprise Inkjet Systems Division. Kodak has been accounting for PROSPER in discontinued operations as an asset available for sale and will provide an update of this reclassification on its next quarterly earnings call.

About Kodak

Kodak is a technology company focused on imaging. We provide – directly and through partnerships with other innovative companies – hardware, software, consumables and services to customers in graphic arts, commercial print, publishing, packaging, electronic displays, entertainment and commercial films, and consumer products markets. With our world-class R&D capabilities, innovative solutions portfolio and highly trusted brand, Kodak is helping customers around the globe to sustainably grow their own businesses and enjoy their lives. For additional information on Kodak, visit us at kodak.com, follow us on Twitter @KodakPrint, or like us on Facebook at Kodak.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning Kodak’s plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, liquidity, investments, financing needs and business trends and other information that is not historical information. When used in this press release, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “predicts,” “forecasts,” “strategy,” “continues,” “goals,” “targets” or future or conditional verbs, such as “will,” “should,” “could,” or “may,” and similar expressions, as well as statements that do not relate strictly to historical or current facts, are intended to identify forward-looking statements. All forward-looking statements, including management’s examination of historical operating trends and data, are based upon Kodak’s expectations and various assumptions. Future events or results may differ from those anticipated or expressed in the forward-looking statements. Important factors that could cause actual events or results to differ materially from the forward-looking statements include, among others, the risks and uncertainties described in more detail in Kodak’s Annual Report on Form 10-K for the year ended December 31, 2016, under the headings “Business,” “Risk Factors,” “Legal Proceedings” and/or “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources,” and in other filings Kodak makes with the U.S. Securities and Exchange Commission from time to time, as well as the following: Kodak’s ability to improve and sustain its operating structure, cash flow, profitability and other financial results; the ability of Kodak to achieve cash forecasts, financial projections, and projected growth; Kodak’s ability to achieve the financial and operational results contained in its business plans; Kodak’s ability to fund continued investments, capital needs and restructuring payments and service its debt and Series A Preferred Stock; Kodak’s ability to discontinue, sell or spin-off certain businesses or operations, including the PROSPER business, or otherwise monetize assets; changes in foreign currency exchange rates, commodity prices and interest rates; Kodak’s ability to effectively anticipate technology trends and develop and market new products, solutions and technologies; Kodak’s ability to effectively compete with large, well-financed industry participants; Kodak’s ability to comply with the covenants in its various credit facilities; continued sufficient availability of borrowings and letters of credit under Kodak’s revolving credit facility, Kodak’s ability to obtain additional financing if and as needed and Kodak’s ability to provide or facilitate financing for its customers; the performance by third parties of their obligations to supply products, components or services to Kodak; and the impact of the global economic environment on Kodak. There may be other factors that may cause Kodak’s actual results to differ materially from the forward-looking statements. All forward-looking statements attributable to Kodak or persons acting on its behalf apply only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included or referenced in this press release. Kodak undertakes no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events.

Kodak, PROSPER and ULTRASTREAM are trademarks of Eastman Kodak Company.